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                                 EXHIBIT 23.01





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Transworld Home HealthCare, Inc. on Form S-8 of our report dated December 20, 1995, except as to the information presented in the last two paragraphs in Note 11 for which the date is January 10, 1996, on our audits of the consolidated financial statements and financial statement schedule of Transworld Home HealthCare, Inc. as of October 31, 1995 and 1994, and for the years ended October 31, 1995, 1994 and 1993, which report is included in Transworld Home HealthCare, Inc.'s 1995 Annual Report on Form 10-K, which is incorporated by reference in this Form S-8. Our report on such audits contains an explanatory paragraph related to the adoption of the provisions of the Financial
Accounting Standards Board's Statement of Financial Accounting Standards
No. 109, Accounting for Income Taxes, in fiscal 1994.


                                                   /s/ COOPERS & LYBRAND L.L.P.


New York, New York
June 12, 1996